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                                                                     Exhibit 5.1

                             SNOW BECKER KRAUSS P.C.
                                605 Third Avenue
                            New York, New York 10158
                              Phone: (212) 687-3860
                               Fax: (212) 949-7052

                                 May 26, 1999

Board of Directors
Integrated Surgical Systems, Inc.
1850 Research Park Drive
Davis, California 95616-4884

Ladies and Gentlemen:

                  You have requested our opinion, as counsel for Integrated Surgical Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, filed by the Company with the Securities and Exchange Commission for the sale of 2,516,858 shares (the "Registered Shares") of common stock, $.01 par value (the "Common Stock"), by the selling securityholders named in the Registration Statement, including (i) up to 2,502,929 shares that they may acquire upon conversion of the Company's Series A Series B Convertible Preferred Stock (the "Preferred Stock") and upon exercise of warrants (the "Warrants") to purchase an aggregate of 12,500 shares of Common Stock and (ii) 1,429 shares of Common Stock (the "Shares") issued in connection with the issuance and sale of the Series B Preferred Stock, as described in the Registration Statement.

                  We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon the foregoing, it is our opinion that:

         1. The Company has been duly organized, is validly existing and in good standing under the laws of the State of Delaware.

         2.       All of the Registered Shares have been duly authorized.

         3. The Shares have been legally issued and are fully paid and nonassessable.

         4. The Registered Shares issuable upon conversion of the Preferred Stock or upon the exercise of the Warrants, when issued in accordance with the terms of the Certificate of Designations authorizing the issuance of the Preferred Stock or upon payment of the exercise price specified in the Warrants, as the case may be, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                                s/ SNOW BECKER KRAUSS P.C.